Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Rimage Corporation:
We consent to the incorporation by reference in the registration statements (Nos. 333‑161262, 333-147344, 333-34788, 333-53875, 333-69550, 333-106901, 333-127244, 333-176145 and 333-177836) on Form S-8 of Rimage Corporation and subsidiaries of our report dated March 15, 2013, with respect to the consolidated balance sheets of Rimage Corporation and subsidiaries as of December 31, 2012 and 2011, and the related consolidated statements of operations, comprehensive income (loss), stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2012, and the related financial statement schedule, and our report dated March 15, 2013 with respect to the effectiveness of internal control over financial reporting as of December 31, 2012, which reports appear in the December 31, 2012 annual report on Form 10‑K of Rimage Corporation.

/s/ KPMG LLP

Minneapolis, Minnesota
March 15, 2013